UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – July 26, 2022

WEST PHARMACEUTICAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-8036	23-1210010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 Herman O. West Drive, Exton, PA		19341-0645
(Address of principal executive offices)		(Zip Code)
 Registrant’s telephone number, including area code: 610-594-2900

Not Applicable
(Former name or address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.25 per share	WST	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 26, 2022, West Pharmaceutical Services, Inc. (the "Company") elected Stephen Lockhart, M.D., Ph.D., to its Board of Directors (the "Board") as its newest member. With the addition of Dr. Lockhart, the Board now has 11 directors.

Dr. Lockhart, 64, a board-certified anesthesiologist, is the former Chief Medical Officer ("CMO") of Sutter Health, a not-for-profit system of hospitals, physician organizations and research institutions in Northern California. Serving in this role for over seven years, he was responsible for quality, patient safety, research and education. In addition, Dr. Lockhart is the founder and executive sponsor of the Sutter Health Institute for Advancing Health Equity. He was previously the regional CMO for Sutter Health East Bay. Prior to that, Dr. Lockhart was the chief administrative officer at St. Luke’s campus of California Pacific Medical Center ("CMPC"). He has also served as the medical administrative director of surgical services at CMPC, where he practiced for 20 years.

In connection with his appointment to our Board, he was also appointed as a member of our Innovation and Technology and Finance Committees.

Dr. Lockhart serves on the Board of Directors of Molina Healthcare and the National Research Corporation Health. His nonprofit board service has included the ECRI Institute, REI, The David and Lucile Packard Foundation, and Parks California, a statewide nonprofit dedicated to supporting California’s parks and public lands.

A Rhodes Scholar, Dr. Lockhart earned his master’s degree in economics from Oxford University, and M.D. and Ph.D. degrees from Cornell University.

Dr. Lockhart will be entitled to the customary compensation arrangements for the Company’s non-employee directors, which currently consists of a $90,000 annual retainer and an annual restricted stock unit grant of $190,000. Each element of Dr. Lockhart’s compensation will be prorated for his period of service and his equity award will be made on our normal quarterly grant date of Monday, August 1, 2022. In addition, he will be eligible to participate in the Company’s Director Deferred Compensation Plan. The Company’s most recent proxy statement, filed with the Securities and Exchange Commission on April 14, 2022, describes these arrangements under the heading “Director Compensation”.

Dr. Lockhart will enter into our standard form of indemnification agreement, the form of which was included as Exhibit 10.1 to our Current Report on Form 8-K filed on January 6, 2009.

There were no arrangements or understandings between Dr. Lockhart and any other person pursuant to which he was elected as a director, and there are and have been no transactions since the beginning of the Company’s last fiscal year, or currently proposed, between the Company and Dr. Lockhart.

Item 7.01 Regulation FD Disclosure.

On July 27, 2022, the Company issued a press release announcing the appointment of Dr. Lockhart to the Board. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this report (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, nor will it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific referencing in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit No.	Description
	99.1	West Pharmaceutical Services, Inc. Press Release, dated July 27, 2022
	104	The cover page from the Company’s Current Report on Form 8-K, dated July 26, 2022, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST PHARMACEUTICAL SERVICES, INC.

/s/ Bernard J. Birkett
Bernard J. Birkett
Senior Vice President, Chief Financial and Operations Officer

July 27, 2022

EXHIBIT INDEX

Exhibit No.	Description
99.1	West Pharmaceutical Services, Inc. Press Release, dated July, 27 2022.
104	The cover page from the Company’s Current Report on Form 8-K, dated July 26, 2022, formatted in Inline XBRL.

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